Exhibit 3.107

Form BCA-2.10	ARTICLES OF INCORPORATION
      (Rev. Jan. 1999)

Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
http://www.sos.state.il.us

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”
	This space for use by Secretary of State FILED MAY 19, 1999 JESSE WHITE SECRETARY OF STATE	This space for use by Secretary of State Date 5.1999 Franchise Tax $ 2500 Filing Fee $7500 Approved: 10000
1.	CORPORATE NAME: MIDWEST CLAIMS PROCESSING, INC. PAID MAY 19 1999 (The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent: ANDREW P. TECSON
                                                   First Name             Middle Initial            Last name

Initial Registered Office: 225 WEST WASHINGTON STREET, SUITE 1300
                                                   Number                     Street            Suite #
                                                   CHICAGO             IL COOK             60606
City County Zip Code

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)
To transact any and all lawful business for which a corporation may be organized under the Illinois Business Corporations Act.
4.	Paragraph 1: Authorized Shares, issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	per Share	Authorized	Proposed to be Issued	Received Therefor
Common	$ None	100.000	1,000	$1,000.00

			TOTAL = $1,000.00
Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)
6050-154-8

EXPEDITED
MAY 19 1999
SECRETARY OF STATE
(over)

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation:____________________.

		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

			Name	Residential Address	City, State, ZIP

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$_______________________

		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$______________________

		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$______________________

		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$_______________________

7.	OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.
8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated    May 18,                 1999
            (Month & Day)      Year

	Signature and Name	Address

1.	/s/ Andrew P. Tecson	1.	225 W. Washington St., Suite 1300

	Signature		Street
	Andrew P. Tecson		Chicago,	Illinois	60606
	(Type or Print Name)		City/Town	State	ZIP Code

2.		2.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

3.		3.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.
FEE SCHEDULE
•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
Illinois Secretary of State                      Springfield, IL 62756
Department of Business Services Telephone (217) 782-9522 or 782-9523 C-162.20

FORM BCA 10.30 (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Jesse White, Secretary of State	FILED
Department of Business Services	JUN 15 2010
Springfield, IL 62756	JESSE WHITE
Telephone (217) 782-1832	SECRETARY OF STATE
http://www.cyberdriveillinois.com

Remit payment in the form of a
check or money order payable
to the Secretary of State.
_______________________ File # 6050-154-8 Filing Fee: $50.00 Approved: ___________________Submit in duplicate _____________Type or Print clearly in black ink_____________________________Do not write above this line______________________
1.	CORPORATE NAME: Midwest Claims Processing, Inc.
(Note 1)
2.	MANNER OF ADOPTION OF AMENDMENT:
The following amendment of the Articles of Incorporation was adopted on June 15/(Month & Day), 2010/(Year) in the manner indicated below. (“X” one box only)
☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)
☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)
☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Notes 4 & 5)
☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)
3.	TEXT OF AMENDMENT:
a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
Article I: The name of the corporation is:
Midwest Pharmacies, Inc.

(NEW NAME)
All changes other than name, include on page 2
(over)
C-173.13

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert “No change”)

No change

5.	(a) The manner, if not set forth in Article 3b, In which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”) (Note 6)

	Before Amendment		After Amendment
Paid-in Capital	$	No change	$	No change

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)
6.	The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated	June 15	,	2010	Midwest Claims Processing, Inc.
	(month &Day)		(Year)	(Exact Name of Corporation at date of execution)

/s/ James H. Spalding
(Any Authorized Officer’s Signature)
James H. Spalding, Sr. Vice President
(Type or Print Name and Title)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.
OR
If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.
The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated (Month & Day)	, (Year)